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                                                EXHIBIT 99.1 NEWS RELEASE
                                         [LOGO]
                                         NEXTEL COMMUNICATIONS, INC.
                                         2001 Edmund Halley Drive
                                         Reston, VA  20191
                                         703 433-4000 For Immediate Release
                                                                      CONTACTS:
                               INVESTORS:  PAUL BLALOCK  (703) 433-4300
                                       MEDIA:  BEN BANTA (703) 433-4700


                               NEXTEL COMPLETES
                          $2.0 BILLION PRIVATE PLACEMENT

     Reston, Virginia, November 12, 1999 - Nextel Communications, Inc. (Nasdaq -
NXTL) announced today that it has completed a private placement of $2.0 billion of 9.375% Senior Serial Notes due 2009. These securities have not been registered under the Securities Act and were sold in a private placement transaction in reliance on Rule 144A and/or Regulation S under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Nextel Communications, Inc., based in Reston, Va., is the leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the United States covering thousands of communities. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging and Nextel Direct Connect (R) -- a digital two-way radio feature. Through Nextel International, Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Japan and Shanghai, China. Please visit Nextel's website at http://www.nextel.com.